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                                                                  Exhibit 23.6


                        MILBANK, TWEED HADLEY & McCLOY





                               November 6, 1997



Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019


           Re:  Consent for Registration Statement on Form S-4
                ----------------------------------------------


Ladies and Gentlemen:

         We have acted as special counsel to Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated (the "Initial Purchasers") in connection with the issuance on June 25, 1997 of Pass Through Certificates, Series 1997-2 (the "Old Certificates") pursuant to four separate pass through trust agreements between Continental Airlines, Inc. (the "Company") and Wilmington Trust Company, as pass through trustee. We understand that the Company has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of the registration under the Act of the Pass Through Certificates, Series 1997-2 (the "New Certificates") to be offered in exchange for all outstanding Old Certificates. Terms not otherwise defined herein have the meanings specified in the prospectus contained in the Registration Statement.


         As counsel to the Initial Purchasers, we rendered on June 25, 1997 reasoned opinions to the Loan Trustees with respect to each Indenture (collectively, the "Opinion"), subject to certain assumptions and qualifications, concerning the benefit of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the Aircraft that is subject to the lien of such Indenture were the Company to become a debtor in a case under Chapter 11 of the U.S. Bankruptcy Code. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, to the reference to this firm and the Opinion under the headings "Prospectus Summary-The New Certificates-Equipment Notes-(e) Section 1110 Protection" and "Description of the Equipment Notes-Remedies" in the prospectus contained in the Registration Statement, and to the summary of the Opinion contained in the text under such headings. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.



                                         Very truly yours,



                                         /s/ Milbank, Tweed, Hadley & McCloy
                                         MILBANK, TWEED, HADLEY & MCCLOY




EG/DF/ABP